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NexCen Brands Provides Business Update

Retains Financial Advisor

Announces Actions to Streamline Organization

In Active Discussions Regarding Financing

NEW YORK - May 30, 2008 - NexCen Brands (NASDAQ: NEXC) today announced an update on recent company activities.

The Company’s Board of Directors has engaged N M Rothschild & Sons Limited to explore strategic alternatives, including the possible sale of one or more of its businesses.

Management also confirmed today that active discussions continue with the Company’s lender regarding possible amendments to the bank credit facility as well as with other potential lenders regarding additional financing.

In addition, NexCen today announced actions to streamline the Company’s operations, including a headcount reduction at its New York headquarters. These actions eliminate organizational and administrative expenses that do not directly contribute to the Company’s ability to service franchisees, licensees and business partners. As a result of the changes, the Company has eliminated approximately 25% of its New York-based workforce. Reductions in payroll and salary deferrals are expected to reduce cash outlays by approximately $3 million on an annualized basis, and additional expense savings are anticipated.

As part of the new organizational structure, Mr. Charles Zona, will step down from his position as Executive Vice President of Licensing but will remain with the Company for a transition period. Mr. Rick Platt, President of NexCen Home Studios, encompassing the Waverly, Bill Blass Home and Gramercy brands, will now oversee Bill Blass. Mr. Chris Dull, President of NexCen Franchise Management, will continue to oversee the Company’s franchise business.

“These actions streamline the Company and allow us to operate more cost-effectively. We will remain committed to providing our franchisees, licensees and business partners with the highest level of service,” stated Robert W. D’Loren, CEO of NexCen Brands.

About NexCen Brands
NexCen acquires and manages global brands, generating revenue through licensing and franchising. We currently own and license the Bill Blass and Waverly brands, as well as seven franchised brands. Two franchised brands - The Athlete’s Foot and Shoebox New York - sell retail footwear and accessories. Five are quick-service restaurants - Marble Slab Creamery, MaggieMoo’s, Pretzel Time, Pretzelmaker, and Great American Cookies.

Forward-Looking Statement Disclosure
This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expected cost savings, expectations for the future performance of our brands or expectations regarding the impact of recent developments on our business. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” “expect” and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) as a result of our inability to file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 within the required timeframe and the possible need to amend our Annual Report on Form 10-K for the year ended December31, 2007, it is possible that we may be subject to the Nasdaq delisting proceedings, governmental investigations and third-party claims, (2) our acquisitions may not be successful, may involve unanticipated costs or difficulties or delays in being integrated with our existing operations, or may disrupt our existing operations, (3) we may not be successful in operating or expanding our brands or integrating our acquisitions into our overall business strategy, (4) any failure to meet our debt obligations would adversely affect our business and financial conditions, and our need for additional near-term liquidity could result in a sale of one or more of our businesses at less than an optimal price or an inability to continue to operate one or more of our businesses, (5) our marketing, licensing and franchising concepts and programs may not result in increased revenues, expansion of our franchise network or increased value for our trademarks and franchised brands, (6) we depend on the success of our licensees and franchisees for future growth, (7) our near-term liquidity needs and the impact of our failure to file our required periodic reports on a timely basis may adversely affect our ability to retain existing, or attract new, employees, franchisees, and licenses, (8) our near term liquidity needs may be higher or lower than our current expectations and (9) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.